UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2014

ARGAN BEAUTY CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-185928	33-1227949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Faraday Str. 31, Leipzig, Germany 04159
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 49(0)1738264717

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items

On July 31, 2014, our company’s board of directors approved a resolution to effect a seven (7) new for one (1) old forward split of our authorized, issued and outstanding shares of common stock. Upon effect of the forward split, our authorized capital will increase from 75,000,000 shares of common stock to 525,000,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock will increase from 4,250,000 to 29,750,000 shares of common stock, all with a par value of $0.001.

These amendment is currently under review with the Financial Industry Regulatory Authority (“FINRA”). We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN BEAUTY CORP.

/s/ Vitaliy Gorelik
Vitaliy Gorelik
President, Chief Financial Officer and Director

Date: August 8, 2014